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MEMBERSHIP UNIT PURCHASE AGREEMENT
BY AND BETWEEN
WELLINGTON PROPERTIES INVESTMENTS, L.P., as Seller
AND
STEVEN B. HOYT, BRUCE K. HOYT, DONALD RINGROSE
AND RICHARD WOLSFELD as Buyers
Dated December 29, 2000

MEMBERSHIP UNIT PURCHASE AGREEMENT

    THIS AGREEMENT, made and entered into this 29th day of December, 2000 is by and between Wellington Properties Investments, L.P., a Delaware limited partnership ("Seller") and Steven B. Hoyt, Bruce K. Hoyt, Donald Ringrose, and Richard Wolsfeld, each individuals (collectively, the "Buyers").

W I T N E S S E T H:

    WHEREAS, Seller is the sole member of WPT I, LLC, a Delaware limited liability company ("WPT") and owns all of the outstanding membership units of WPT (the "Units");

    WHEREAS, WPT owns the real estate legally described on Exhibit A annexed hereto and commonly referred to as the Thresher Square Property (the "Property");

    WHEREAS, on or about November 1998, the Buyers, as part of a larger selling group, sold to Seller the Property and now desire to purchase back the Property from Seller through the purchase of the Units on the terms and conditions contained herein;

    WHEREAS, pursuant to an Assumption Agreement dated November 19, 1998, a copy of which is annexed hereto as Exhibit B, WPT assumed the mortgage and other indebtedness and obligations related to the Property which by operation of law will remain with WPT following the closing of this transaction which the Buyers acknowledge;

    WHEREAS, the Buyers, as former owners and Steve Hoyt as the current property manager of the Property, are familiar with the Property including its environmental condition and are willing to purchase the Units on an as-is basis with very limited representations and warranties from Seller regarding the Property.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

ARTICLE I
SALE AND PURCHASE OF MEMBERSHIP UNITS

    1.1  Sale of the Units.  Subject to the terms and conditions of this Agreement, at the Closing on the Closing Date (as defined in Section 2.1) Seller will sell to Buyers, and Buyers will purchase from Seller, the Units for the consideration specified herein.

    1.2  Consideration.  In exchange for the Units, the Buyers agree to pay and/or deliver to Seller the following:

  (a)
  $169,874 in cash payable to Seller on the Closing Date;

  (b)
  522,416 certificated shares of common stock of Stonehaven Realty Trust ("Stonehaven") issued in the name of Steven B. Hoyt (456,671) and Bruce K. Hoyt (65,745) (the "Buyers Securities"); and

  (c)
  61,898 uncertificated units of Seller collectively issued in the name of Donald Ringrose and Richard Wolsfeld (the "Ringrose and Wolsfeld Units");

    1.3.  Additional Obligations of Buyers.  In addition to the consideration set forth above, the Buyers shall also:

  (a)
  Obtain from Excel Bank a release of Stonehaven's $805,000 cash pledged as security for a letter of credit in favor of U.S. Bank Trust National Association (formerly known as First Trust National Association), mortgagee of the Property (the "Letter of Credit"), and a release of the Letter of Credit as soon as possible but in no event later than January 31, 2001 and agrees to pledge its own cash and/or enter into substitute letters of credit with Excel Bank. Notwithstanding the foregoing, Buyers agree to indemnify Stonehaven for any and all amounts paid to Excel Bank from the Cash Deposit or as a result of drawing on the Letter of Credit from the date of Closing until the cash deposit is released and returned to Stonehaven and the Letter of Credit is released and shall pay this amount upon demand from Stonehaven.

  (b)
  Obtain from Steven B. Hoyt and Michelle J. Hoyt a joint release of Seller's obligation to indemnify them from amounts incurred by them under personal guaranties related to the Property pursuant to the terms of an Indemnity Agreement dated November 1998, a copy of which is annexed hereto as Exhibit C (the "Hoyt Indemnification Release").

ARTICLE II
CLOSING

    2.1  The Closing.  The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Messerli & Kramer, P.A., 150 S. 5th Street, Suite 1800, Minneapolis, Minnesota, at 10:00 am. on December 29, 2000, unless the parties otherwise mutually agree (the "Closing Date"). Except as expressly set forth in this Agreement, all matters at the closing will be considered to take place simultaneously effective immediately after the close of business on the Closing Date and no delivery of any document will be deemed complete until all transactions and deliveries of documents are completed.

    2.2  Deliveries of Seller.  At the Closing, Seller will deliver the following documents to Buyers:

  (a)
  certificates representing the Units duly endorsed in blank for transfer or accompanied by duly executed membership unit powers assigning the Units in blank;

  (b)
  resignations, effective as of the Closing Date, of any governorship or officership of WPT requested by Buyers;

  (c)
  the minute books and ledger of WPT;

  (d)
  any other documents reasonably requested by the Buyers, to confirm the accuracy of the representations and warranties and the performance of the agreements of the Seller hereunder.

    The obligation of Buyers to consummate this Agreement and the transactions contemplated hereby is subject to the delivery prior to or at the Closing of the above listed documents.

    2.3  Deliveries of Buyers.  At the Closing, Buyers will deliver the following documents to Seller:

  (a)
  A cashiers check payable to WPT or wire confirmation of $169,874.00;

  (b)
  Bill of Sale for the Ringrose and Wolsfeld Units executed by Donald Ringrose and Richard Wolsfeld in form satisfactory to counsel to Seller;

  (c)
  The Buyers Securities endorsed in blank for transfer or accompanied by stock powers endorsed in blank or a Bill of Sale satisfactory to counsel to Seller to transfer Buyers Securities to Seller;

  (d)
  The Hoyt Indemnification Release;

  (e)
  any other documents reasonably requested by Seller, to confirm the accuracy of the representations and warranties and the performance of the agreements of Buyers hereunder.

    The obligation of Seller to consummate this Agreement and the transactions contemplated hereby is subject to the delivery prior to or at the Closing of the above listed documents.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARTIES

    3.1  Seller's Representations and Warranties.  Seller hereby represents and warrants to Buyers that:

      3.1.1  Authority.  Seller has all requisite power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Seller each enforceable in accordance with their respective terms.

      3.1.2  Organization.  WPT is a limited liability company duly organized and in good standing under the laws of the state of Delaware.

      3.1.3  Capitalization.  The total authorized membership units of WPT consists of             units, of which all issued and outstanding units are owned by Seller.

      3.1.4  The Units; No Options.  The Units when delivered to Buyers will be free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances or other interests of third parties of any nature whatsoever created by Seller, except for restrictions imposed by federal or state securities laws. WPT has no outstanding options, warrants or other rights to purchase securities of WPT and has no commitment to issue any additional securities of the Company.

      3.1.5  No Liens.  There are no liens or encumbrances against the Property other than those liens or encumbrances included on the deed filed in Hennepin county for the Property showing WPT as grantee. WPT is not a foreign person, foreign partnership, foreign trust or foreign estate as those terms are defined in Section 1445 of the Internal Revenue Code.

      3.1.6  "As Is" Condition. Buyers agree and acknowledge that Buyers (or their affiliate) are the prior owners of the Property and Steven B. Hoyt (or his affiliate) is the current manager of the Property. As such, Buyers agree, acknowledge and represent that Buyers are accepting the Units and the Property on an "as is" "where is" basis without any representations or warranties whatsoever with respect to the value of the Units, the value or financial viability of the Property, the physical condition of the Property or any other matter whatsoever except as specifically set forth in this Agreement.

    3.2  Buyer's Representations and Warranties.  Buyers represent, warrant and covenant to Seller as follows:

      3.2.1  Authority.  Each Buyer has the legal capacity and right to enter into this Agreement and each agreement, document and instrument to be executed and delivered by each Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by each Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Buyer each enforceable in accordance with their respective terms.

      3.2.2  Buyer Securities.  The Buyer Securities when delivered to Seller pursuant to this Agreement will be, free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances or other interests of third parties of any nature whatsoever created by Buyer, except for restrictions imposed by federal or state securities laws.

      3.2.3  The Ringrose and Wolsfeld Units.  The Ringrose and Wolsfeld Units when delivered to Seller pursuant to this Agreement will be, free and clear of any and all pledges, claims, restrictions,

  charges, liens, security interests, encumbrances or other interests of third parties of any nature whatsoever created by Buyer, except for restrictions imposed by federal or state securities laws.

      3.2.4  No Contravention.  The execution, delivery and performance by Buyers of this Agreement and each such agreement, document and instrument delivered hereunder, does not and will not result in a breach of, constitute or result in a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to any Buyer is a party or by which any securities being transferred to Seller hereunder are bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any such security.

      3.2.5  No Consent.  No consent or waiver by, approval of, or designation, declaration or filing with, any third party is required in connection with the execution, delivery and performance by Buyers of this Agreement and each agreement, document and instrument to be executed and delivered by any of them pursuant to this Agreement.

ARTICLE IV
ADDITIONAL COVENANTS

    4.1  Closing Prorations; Consistent Operations.  All items of income, expense, gain and loss arising from or related to WPT or the operations of the Property shall be for the account of Seller through 11:59 pm December 31, 2000 despite the Closing occurring on December 29, 2000. All items of income and expenses arising from or related to WPT or the operations of the Property shall be for the account of Buyers beginning 12:01 am on January 1, 2001 despite the Closing occurring on December 29, 2000. Items of income and expense include (i) all rents, including past due rents, (ii) city, state, county and school district ad valorem taxes and other taxes (including lender escrows) and assessments which are actually due and payable in the year of closing (all taxes and assessments due and payable in years subsequent to the Date of Closing shall be the responsibility of Buyer); (iii) all utility or other charges which may become a lien upon the Property and all service and other related contracts; (iv) casualty insurance premiums (including lender escrows); (v) the interest due and owing any lender (including lender escrows; (vi) any other income or expense items properly attributable to the operation of the Property or otherwise agreed upon by Seller and Buyers. Between the Date of Closing and of 12:01 am January 1, 2001, Buyers agree to operate the Property in normal course consistent with past operating practices.

    4.2  Payments.  As of 12:01 am January 1, 2001, Buyers shall be entitled to all funds held in any WPT account and all receivables and other assets of WPT after taking into items of income and expenses of Seller pursuant to Section 5.1. The cash balance owing, if any, by either Buyer or Seller pursuant to the prorations as provided in Section 5.1 above, shall be paid directly by Seller to Buyer or Buyer to Seller, as the case may be, by cashier's check, in certified funds, or by wire transfer as soon as practicable after 12:01 am January 1, 2001.

    4.3  Security Deposits and Escrows.  At the Closing, Seller shall transfer its interest in, and Buyers shall retain, all tenant security deposits and escrow deposits (other than the Cash Deposit) with respect to the Property.

    4.4  Retention of Rights.  Notwithstanding anything contained in this Agreement to the contrary, Seller and Buyers agree that Seller retains all rights to conduct a financial accounting or audit and any sums owing by Buyers to either WPT or Seller as disclosed in any such accounting or audit shall be and remain the property of Seller notwithstanding the transfer or agreement to transfer the Units as provided herein.

    4.5  Releases.

      4.5.1  Release of Seller.  As of the Closing, Buyers, for themselves and all their related or affiliated persons or entities, do hereby release and forever discharge Seller and its officers, trustees, shareholders, employees, advisors, attorneys, agents, insurers, affiliated corporations and businesses, successors and assigns, and all other related or affiliated persons or entities, as the case may be, from and against any all claims, demands, causes of actions or rights which Buyers had, now has or could hereinafter have or assert in any manner, whether individually or collectively, arising out of or related to WPT or the Property; notwithstanding the foregoing, the release provisions of this section shall be inapplicable to any breach of this Agreement by Seller, and to any right of indemnification provided by Seller's declaration of trust or bylaws afforded as a result of service as an employee, officer or trustee of Seller.

      4.5.2  Release of Buyers.  As of the Closing, Seller, for it, its officers, trustees, shareholders, principals, affiliated corporations and businesses, successors and assigns, and all other related or affiliated persons or entities, does hereby release and forever discharge each of the Buyers and their related or affiliated persons or entities, as the case may be, from and against any all claims, demands, causes of actions or rights which Seller had, now has or could hereinafter have or assert in any manner, whether individually or collectively, arising out of or related to WPT or the Property; notwithstanding the foregoing, the release provisions of this section shall be inapplicable to any breach of this Agreement by a Buyer, and to the right to an accounting with respect to the Property as provided in Section 4.4.

    4.6  Indemnity.  Buyers agree to jointly and severally indemnify Seller and hold Seller harmless from and against all liabilities and obligations involving the transaction contemplated by this Agreement, the Property, WPT or the Units whether such obligations arise prior to, on or after the closing of the transactions contemplated hereunder. Buyers specifically agrees to assume, indemnify and hold Seller harmless from all liabilities to any lender or issuer in connection with any existing mortgage loan on the Property and further agrees to indemnify and hold Seller harmless from any claims or damages of any kind whatsoever arising from the failure to obtain from any lender, issuer or other third party, consent to the transactions contemplated by this Agreement. Buyers shall pay any and all fees, expenses or charges imposed by any such lender or otherwise in connection with the transfer of the Units or the Property to Buyer.

ARTICLE V
GENERAL PROVISIONS

    5.1  Incorporation of Recitals.  The Recitals set forth above are incorporated herein and are made a part of this Agreement as if fully set forth herein and shall constitute an expression of the intent of the parties and as an aid in the construction of this Agreement.

    5.2  Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between Seller and Buyer pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter hereof, whether written or oral. This Agreement may not be modified or amended except pursuant to a written agreement signed by Seller and Buyers.

    5.3  Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective heirs, successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party without the prior written consent of the other party hereto. Notwithstanding the foregoing, no assignment of this Agreement or any of the rights or obligations hereof by Buyers will relieve Buyers of their obligations under this Agreement to Seller and, upon any such assignment, the representations, warranties, covenants and agreements contained in this Agreement will be deemed to have been made by Buyers' assignee as well as by Buyers.

    5.4  Counterparts.  This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument. Facsimile signatures shall be acceptable.

    5.5  Headings.  The headings of the sections and paragraphs of this Agreement are included for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof.

    5.6  Modifications and Waivers.  Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement will be deemed to or will constitute a waiver of any other provisions hereof (whether or not similar).

    5.7  Further Assurances.  At any time or from time to time after the Closing Date, either party will, at the request of the other party and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such party reasonably may request in order to consummate and make effective the transactions contemplated by this Agreement including the completion of the transfers of the various securities hereunder from Buyers to Seller and from Seller to Buyers.

    5.8  Severability.  If any provision hereof is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability will have no effect upon and will not impair the enforceability of any other provision of this Agreement.

    5.9  Notices.  All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing, and delivery shall be deemed given on the date delivered if delivered personally or and three days after mailing by registered or certified mail, return receipt requested, postage-prepaid, addressed as follows:

If to the Seller:	Duane H. Lund, CEO Stonehaven Realty Trust 4150 Olson Memorial Highway Minneapolis, MN 55422
If to the Buyers:	Steven B. Hoyt Hoyt Properties, Inc. 708 South 3rd Street, Suite 108 Minneapolis, MN 55415

or such other addresses as may be specified pursuant to notice given by either party in accordance with the provisions of this subsection.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:
WELLINGTON PROPERTIES INVESTMENTS, L.P.,
a Delaware limited partnership

By:	STONEHAVEN REALTY TRUST, a Maryland real estate investment trust, its sole general partner
	By:	/s/ DUANE C. LUND Duane C. Lund, Chief Executive Officer
BUYERS:
/s/ STEVEN B. HOYT Steven B. Hoyt
/s/ BRUCE K. HOYT Bruce K. Hoyt
/s/ DONALD RINGROSE Donald Ringrose
/s/ RICHARD WOLSFELD Richard Wolsfeld

EXHIBIT A

LEGAL DESCRIPTION

Parcel 1:	The Northwesterly 72 feet of the Southeasterly 144 feet of Lot 13, Block 45, Town of Minneapolis, Hennepin County, Minnesota, according to the plat thereof on file or of record in the office of the Register of Deeds in and for said County.
Parcel 2:	All those parcels of land in Block 45, Town of Minneapolis, described as follows:
That portion of Lots 2 and 12 lying Southeasterly of a line 88 feet Southeasterly of and parallel with the Northwesterly line of said Block 45;
Lot 3;
The rear or Northwesterly 21.09 feet of Lot 13;
Lot 4 except the Southeasterly 28 feet thereof, front to rear;
Block 45, Town of Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for said County;
Together with an easement for driveway over the Northwesterly 8 feet, front to rear of said Southeasterly 28 feet of said Lot 4.

Hennepin County, Minnesota
Torrens Property
Torrens Certificate No. 677285

EXHIBIT B

ASSUMPTION AGREEMENT

    THIS AGREEMENT, made this 19TH day of November, 1998, between THRESHER SQUARE LIMITED PARTNERSHIP II, a Minnesota limited partnership (the "Borrower"), whose post office address is c/o Steven B. Hoyt, Hoyt Properties, Inc., 708 South Third Street, Minneapolis, Minnesota 55415 and WPT I, LLC, a Delaware limited liability company (the "Assuming Party"), whose post office address is 300 First Avenue North, Suite 115, Minneapolis, Minnesota 55401.

PRELIMINARY STATEMENT OF FACTS

    A.  The City Minneapolis, Minnesota (the "Issuer") has issued $4,335,000 Commercial Development Revenue Refunding Bonds (Thresher Square Limited Partnership II Project) Series 1996 (hereinafter referred to as the "Bonds"), which was evidenced by that certain Preliminary Official Statement dated May 31, 1996 and that certain Official Statement dated June 10, 1996 (collectively the "Official Statement") relating to and describing the Bonds, that certain Indenture of Trust dated June 15, 1996 (the "Indenture") between the Issuer and U.S. Bank Trust National Association, formerly known as First Trust National Association (the "Trustee"); that certain Loan Agreement dated June 15, 1996 (the "Loan Agreement") between the Issuer and the Borrower relating to the Project described therein (the "Project"), that certain Mortgage, Security Agreement, and Fixture Financing Statement dated June 15, 1996 (the "Mortgage") from the Borrower to the Issuer; that certain Assignment of Leases and Rents dated June 15, 1996 (the "Assignment") between the Issuer and the Borrower; and that certain Continuing Disclosure Agreement dated June 15, 1996 (the "Continuing Disclosure Agreement") between the Borrower and the Trustee (collectively the "Documents").

    B.  The Borrower desires to convey the premises relating to the Project as described on the attached Exhibit A (the "Premises") to the Assuming Party.

    C.  The Assuming Party is willing to assume the obligation to pay the indebtedness evidenced by, and otherwise perform all of the terms, conditions and covenants of the Documents.

    NOW, THEREFORE, in consideration of the above premises, the covenants herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do covenant and agree as follows:

    1.  The Assuming Party represents and warrants as follows:

      a.  The Assuming Party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has complied with all certifications, filings, and requirements necessary to continue as a limited liability company in the State of Delaware and to do business in the State of Minnesota. The Assuming Party has all requisite power and authority to own and operate the Premises, to enter into this Assumption Agreement (the "Assumption Agreement") and to otherwise assume and perform the obligations on its part to be assumed and performed as contemplated hereunder, and is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it.

      b.  Neither the execution and delivery of this Assumption Agreement nor the performance of the provisions of the agreements therein contained on the part of the Assuming Party will contravene, violate or constitute a default under the Assuming Party's organizational documents, or any agreement with the partners of the Assuming Party, or any creditors of the Assuming Party, or any law, ordinance, governmental regulation, agreement or indenture to which the Assuming Party is a party or by which the Assuming Party or the Assuming Party's properties are bound.

      c.  There are no (i) bankruptcy proceedings involving the Assuming Party or, to the Assuming Party's best knowledge, any partner of the Assuming Party; (ii) dissolution proceedings involving the Assuming Party; (iii) unsatisfied judgments of record against the Assuming Party or, to the Assuming Party's best knowledge, any partner of the Assuming Party; or (iv) tax liens filed against the Premises, the Assuming Party or, to the Assuming Party's best knowledge, any partner of the Assuming Party.

      d.  This Assumption Agreement has been duly executed and delivered by the Assuming Party and constitutes the legal, valid and binding obligation of the Assuming Party, enforceable in accordance with its terms, except as to enforcement of remedies, as may be limited by bankruptcy, insolvency or similar laws affecting generally the enforcement of creditor's remedies.

      e.  There are no judgments, suits, actions or proceedings at law or in equity or by or before any governmental instrumentality or agency now pending against or, to the best of the Assuming Party's knowledge, threatened against the Assuming Party or its properties, or both, nor has any judgment, decree or order been issued against the Assuming Party or its properties, or both, which would have a material adverse effect on the Premises or the financial condition of the Assuming Party or the Assuming Party's properties.

      f.   No consent or approval of any regulatory authority having jurisdiction over the Assuming Party is necessary or required by law as a prerequisite to the execution, delivery and performance of the terms of this Assumption Agreement.

      g.  The Assuming Party is not, as of the date hereof, in default in the payment of any of the Assuming Party's material obligations.

    2.  The Assuming Party hereby expressly assumes the obligation to pay the indebtedness evidenced by, and otherwise perform all of the terms and conditions of the Documents, and agrees to perform the same and to be bound by the same in accordance with their respective terms and conditions.

    3.  The Assuming Party agrees that its assumption of liability hereunder shall constitute a direct and primary liability on the Documents and shall not be conditioned upon any obligation of any party to the Documents to first resort to enforcement of any remedies against the Borrower or any security given therefor.

    4.  This Assumption Agreement is delivered in and made and shall in all respects be construed according to the laws of the State of Minnesota.

    5.  This Assumption Agreement and each and every part thereof shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors and assigns.

    6.  Any notices which any party may deem necessary or desirable to give pursuant to the terms of this Assumption Agreement shall be deemed duly given if given in writing and mailed by certified mail to the parties hereto at the respective addresses set forth above or to such other address as any party may designate by notice in writing as its address for future notice purposes.

    IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed as of the date and year first above written.

BORROWER	THRESHER SQUARE LIMITED PARTNERSHIP II, a Minnesota limited partnership
	By:	/s/ STEVEN B. HOYT Steven B. Hoyt
Its: Managing General Partner

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STATE OF MINNESOTA	) ) ss.
COUNTY OF HENNEPIN	)

    The foregoing instrument was acknowledged before me this    day of            , 1998, by Steven B. Hoyt, the Managing General Partner of Thresher Square Limited Partnership II, a Minnesota limited partnership, on behalf of the partnership.

[NOTARY STAMP]	/s/ ROBIN KAY SELLNER Notary Public
ASSUMING PARTY:	WPT I, LLC, a Delaware limited liability company
	By:	Wellington Properties Investments, L.P., a Delaware limited partnership, its sole member
		By:	Wellington Properties Trust, a Maryland real estate investment trust, its sole general partner
			By:	/s/ DUANE LUND
			Its:	CEO
STATE OF MINNESOTA	) ) ss.
COUNTY OF HENNEPIN	)

    The foregoing instrument was acknowledged before me this    day of            , 1998, by                     , the                    of Wellington Properties Trust, a Maryland real estate investment trust, the sole general partner of Wellington Properties Investments, L.P., a Delaware limited partnership, the sole member of WPT I, LLC, a Delaware limited liability company, on behalf of the company.

[NOTARY STAMP]	/s/ ROBIN KAY SELLNER Notary Public

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EXHIBIT C

INDEMNITY

    THIS INDEMNITY is made this    day of November 1998, by Wellington Properties Investments, L.P. ("Wellington") in favor of Steven B. Hoyt and Michelle J. Hoyt (individually or collectively "Hoyt").

    A.  The ownership of certain real property is being transferred to affiliates of Wellington pursuant to that certain Contribution Agreement dated August 28, 1998.

    B.  In connection with the transfer of such real property, certain loans are being assumed by affiliates of Wellington.

    C.  Hoyt shall remain personally liable for certain loans as described on the attached Exhibit A (the "Guaranties") that are being assumed by affiliates of Wellington.

    D.  Hoyt desires to be indemnified by Wellington, and Wellington desires to indemnify Hoyt for any liability Hoyt may incur related to the Guaranties.

    1.  Indemnification.  Wellington hereby agree that it shall indemnify, defend and hold harmless Hoyt to the fullest extent permitted by law, from and against and and all liabilities, losses, interest, claims, damages, penalties, costs and expenses (including, without limitation, all attorneys' fees and accountants' fees and expenses), judgments, obligations, assessments and fines paid or incurred in connection with the Guaranties.

    2.  Governing Law.  This Indemnity shall be construed in accordance with and governed by the laws of the State of Minnesota.

    3.  Parties in Interest.  This Indemnity shall be binding upon Wellington, its successors and assigns and inure to the benefit of Hoyt, their successors and assigns.

Wellington Properties Investments, L.P., a Delaware limited partnership
By:	Wellington Properties Trust, a Maryland real estate investment trust
Its:	General Partner
	By:	/s/ DUANE LUND
	Its:	CEO

EXHIBIT A TO INDEMNITY

Irrevocable Guaranty Agreement dated June 15, 1996 between Steven B. Hoyt and First Trust National Association.

Master Lease dated June 15, 1996 by and between Thresher Square Limited Partnership II and Steven B. Hoyt.

Guaranty of Recourse Obligations of Borrower dated January 8, 1998 executed by Cliff Six, Inc., Steven B. Hoyt and Michelle L. Hoyt in favor of GMAC Commercial Mortgage Corporation.

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MEMBERSHIP UNIT PURCHASE AGREEMENT
W I T N E S S E T H:
ARTICLE I SALE AND PURCHASE OF MEMBERSHIP UNITS
ARTICLE II CLOSING
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARTIES
ARTICLE IV ADDITIONAL COVENANTS
ARTICLE V GENERAL PROVISIONS
EXHIBIT A LEGAL DESCRIPTION
ASSUMPTION AGREEMENT
PRELIMINARY STATEMENT OF FACTS
INDEMNITY
EXHIBIT A TO INDEMNITY